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                                                                   EXHIBIT 10.13


                            TIME BROKERAGE AGREEMENT

                                  BY AND AMONG

                          ENTERCOM COMMUNICATIONS CORP.

                                CBS RADIO, INC.,

                                       AND

                            CBS RADIO LICENSE, INC.,

                           DATED AS OF AUGUST 13, 1998








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                         TABLE OF SCHEDULES AND EXHIBITS

Schedule 1.1               Programming
Schedule 1.2               Compensation
Schedule 2.1               Programming Policy Statement
Schedule 4.1               Time Sales Agreements and Contracts




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                                TABLE OF CONTENTS

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ARTICLE I. - SALE OF TIME..............................................................   1

                  SECTION 1.1.BROADCAST OF PROGRAMMING.................................   1
                  SECTION 1.2.PAYMENT..................................................   1
                  SECTION 1.3.TERM.....................................................   2

ARTICLE II. - PROGRAMMING AND OPERATING STANDARDS AND PRACTICES........................   2

                  SECTION 2.1.COMPLIANCE WITH STANDARDS................................   2
                  SECTION 2.2.POLITICAL BROADCASTS.....................................   2
                  SECTION 2.3.HANDLING OF COMMUNICATIONS...............................   3
                  SECTION 2.4.PREEMPTION...............................................   3
                  SECTION 2.5.BROADCASTING OBLIGATIONS OF LICENSEE.....................   3
                  SECTION 2.6."PAYOLA" AND "PLUGOLA"...................................   4
                  SECTION 2.7.ADVERTISING AND PROGRAMMING..............................   4
                  SECTION 2.8.COMPLIANCE WITH LAWS.....................................   5
                  SECTION 2.9.CERTIFICATIONS...........................................   5

ARTICLE III. - RESPONSIBILITY FOR EMPLOYEES AND EXPENSES...............................   5

                  SECTION 3.1.TIME BROKER'S EMPLOYEES..................................   5
                  SECTION 3.2.LICENSEE'S EMPLOYEES.....................................   6
                  SECTION 3.3.TIME BROKER'S EXPENSES...................................   6
                  SECTION 3.4.OPERATING EXPENSES.......................................   6
                  SECTION 3.5.TIME BROKER'S INSURANCE..................................   6

ARTICLE IV. - ASSIGNMENT OF CERTAIN AGREEMENTS AND RIGHTS..............................   7

                  SECTION 4.1.ASSIGNMENT...............................................   7
                  SECTION 4.2.PRORATION................................................   7
                  SECTION 4.3.ACCOUNTS RECEIVABLE......................................   8

ARTICLE V. - OPERATION OF STATION......................................................   9

ARTICLE VI. - GRANT OF LICENSES........................................................   9

                  SECTION 6.1.LICENSE TO USE STATIONS FACILITIES.......................   9
                  SECTION 6.2.LICENSE OF INTELLECTUAL PROPERTY.........................  10
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ARTICLE VII. - INDEMNIFICATION.........................................................   10

                  SECTION 7.1.INDEMNIFICATION RIGHTS...................................   10
                  SECTION 7.2.PROCEDURES...............................................   10

ARTICLE VIII. - DEFAULT................................................................   11

                  SECTION 8.1.TIME BROKER EVENTS OF DEFAULT............................   11
                  SECTION 8.2.LICENSEE'S EVENTS OF DEFAULT.............................   12
                  SECTION 8.3.CURE PERIODS.............................................   12
                  SECTION 8.4.OTHER DEFAULTS...........................................   13

ARTICLE IX. - TERMINATION..............................................................   13

                  SECTION 9.1.TERMINATION UPON DEFAULT.................................   13
                  SECTION 9.2.TERMINATION UPON CHANGE IN FCC RULES.....................   13
                  SECTION 9.3.CERTAIN MATTERS UPON TERMINATION.........................   14

ARTICLE X. - REMEDIES..................................................................   15

ARTICLE XI. - CERTAIN REPRESENTATIONS AND WARRANTIES
                        OF THE PARTIES.................................................   15

                  SECTION 11.1.REPRESENTATIONS AND WARRANTIES OF TIME BROKER...........   15
                  SECTION 11.2.REPRESENTATIONS, WARRANTIES AND COVENANTS
                                              OF OPERATOR AND CRLI.....................   16

ARTICLE XII. - MISCELLANEOUS...........................................................   18

                  SECTION 12.1.MODIFICATION AND WAIVER.................................   18
                  SECTION 12.2.NO WAIVER; REMEDIES CUMULATIVE..........................   18
                  SECTION 12.3.CONSTRUCTION............................................   18
                  SECTION 12.4.HEADINGS................................................   18
                  SECTION 12.5.SUCCESSORS AND ASSIGNS..................................   18
                  SECTION 12.6.FORCE MAJEURE...........................................   19
                  SECTION 12.7.BROKER..................................................   19
                  SECTION 12.8.COUNTERPART SIGNATURES..................................   19
                  SECTION 12.9.NOTICES.................................................   19
                  SECTION 12.10.ENTIRE AGREEMENT.......................................   21
                  SECTION 12.11.SEVERABILITY...........................................   21
                  SECTION 12.12.NO JOINT VENTURE.......................................   21
                  SECTION 12.13.DAMAGE TO STATIONS.....................................   21
                  SECTION 12.14.NONINTERFERENCE........................................   21
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                  SECTION 12.15.REGULATORY CHANGES....................................    22
                  SECTION 12.16.ATTORNEYS' FEES.......................................    22






                                      (iii)
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                            TIME BROKERAGE AGREEMENT

                  This Time Brokerage Agreement (this "Agreement") is made as of the 13th day of August 1998, by and among Entercom Communications Corp., a Pennsylvania corporation, ("Operator"), and/or Entercom's Affiliate to which the rights and obligations of Entercom hereunder are assigned ("Entercom Affiliate") (Operator and/or Entercom Affiliate are collectively referred to herein as "Licensee"), CBS Radio, Inc., a Delaware corporation ("CRI"), and CBS Radio License, Inc. ("CRLI") (CRI and CRLI, collectively, "Time Broker"). An Affiliate of Entercom is the licensee of broadcast stations WYUU(FM), Safety Harbor, Florida, and WLLD(FM), Holmes Beach, Florida (collectively, the "Stations"). Concurrently with the execution of this Agreement, Time Broker, Operator and ELC are entering into an Asset Purchase Agreement (the "Purchase Agreement") providing for the purchase by Time Broker of the Stations, upon the terms and conditions set forth therein. Time Broker and Licensee desire to enter into an agreement providing for the sale of substantially all of the broadcast time of the Stations to Time Broker, subject to and in compliance with the rules and policies of the Federal Communications Commission (the "FCC").

                  Accordingly, in consideration of the foregoing and of the mutual promises, covenants, and conditions set forth below, the parties agree as follows:

                                   ARTICLE I.
                                  SALE OF TIME

                  Section 1.1. Broadcast of Programming.

                  Effective as of six (6) business days after the expiration or early termination of any waiting period applicable to the transfer of the Stations to Time Broker under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (the "Commencement Date"), Licensee shall broadcast on the Stations, or cause to be broadcast on the Stations, programs which are presented to it by Time Broker as described in greater detail on
Schedule 1.1 (the "Programming").

                  Section 1.2. Payment.

                  Time Broker shall pay Licensee for broadcast of the Programming the amounts set forth in Schedule 1.2 (the "Monthly Payment"), subject to adjustment as set forth in Section 2.4 below. All payments shall be made by wire transfer of immediately-available funds by the last business day of each calendar month, in arrears, to which such payment pertains. Any amount not paid when due shall bear interest at the rate of ten percent (10%) per annum.

                  Section 1.3. Term.

                  This Agreement shall commence on the Commencement Date and shall terminate on the earlier of (i) 12:01 a.m. on the Closing Date under the Purchase Agreement, (ii) the date the Purchase Agreement is terminated, or (iii) the date this Agreement is terminated pursuant to Section 9.1 hereof.

                                   ARTICLE II.
                PROGRAMMING AND OPERATING STANDARDS AND PRACTICES

                  Section 2.1. Compliance with Standards.

                  All Programming delivered by Time Broker and all programming supplied by Licensee during the term of this Agreement shall be in accordance with applicable statutes, FCC requirements and the programming policies set forth on Schedule 2.1. Licensee reserves the right to refuse to broadcast any Programming containing matter which the Licensee believes is unsuitable or not consistent with the needs and interests of its service area or may be violative of any right of any third party, or which may constitute a "personal attack" as that term is and has been defined by the FCC or which Licensee reasonably determines is, or in the reasonable opinion of Licensee may be deemed to be, indecent (and not broadcast during the safe harbor for indecent programming established by the FCC) or obscene by the FCC or any court or other regulatory body with authority over Licensee or the Stations. If Time Broker does not adhere to the foregoing requirements, Licensee may suspend or cancel any specific program not so in compliance, without any reduction or offset in the payments due Licensee under this Agreement.

                  Section 2.2. Political Broadcasts.

                  Time Broker shall maintain and deliver to Licensee all records and information required by the FCC to be placed in the public inspection files of the Stations pertaining to the broadcast of political programming and advertisements, in accordance with the provisions of Sections 73.1940 and
73.3526 of the FCC's rules, and agrees to broadcast sponsored programming addressing political issues or controversial subjects of public importance, in accordance with the provisions of Section 73.1212 of the FCC's rules. Time Broker shall consult and cooperate with Licensee and adhere to all applicable statutes and the rules, regulations and policies of the FCC, as announced from time to time, with respect to the carriage of political advertisements and programming (including, without limitation, the rights of candidates and, as appropriate, others to "equal opportunities" and the carriage of contrasting points of view as mandated by any "fairness" rule with respect to such "issue-oriented" advertising or programming as may be broadcast) and the charges permitted therefor. Time Broker shall promptly provide to Licensee such documentation relating to such programming as Licensee is required to maintain in its public inspection files or as Licensee shall reasonably request. Licensee shall be responsible for the maintenance of the public inspection files of the Stations.


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                  Section 2.3.      Handling of Communications.

                  Time Broker shall cooperate with Licensee in promptly responding to all mail, cables, telegrams or telephone calls directed to the Stations in connection with the Programming provided by Time Broker or any other matter relevant to its responsibilities hereunder. Promptly upon receipt, Time Broker shall provide copies of all such correspondence to Licensee. Time Broker shall promptly advise Licensee of any public or FCC complaint or inquiry known to Time Broker concerning such Programming, and shall provide Licensee with copies of any letters to Time Broker from the public, including complaints concerning such Programming. Upon Licensee's request, Time Broker shall broadcast material responsive to such complaints and inquiries. Notwithstanding the foregoing, Licensee shall handle all matters or inquiries relating to FCC complaints and any other matters required to be handled by Licensee under the rules and regulations of the FCC.

                  Section 2.4. Preemption.

                  Licensee may, from time to time, preempt portions of the Programming to broadcast emergency information or programs it deems would better serve the public interest. Time Broker shall be notified at least one week in advance of any preemption of any of the Programming for the purpose of broadcasting programs Licensee deems necessary to serve the public interest unless such advance notice is impossible or impractical, in which case Licensee shall notify Time Broker promptly upon making such determination. In the event of any such preemption, Time Broker shall be entitled to full reimbursement of damages suffered as a result of such preemption, except in the case of preemption to cover breaking news or to broadcast emergency information. Licensee represents and covenants that preemption pursuant to this Section 2.4 shall only occur to the extent Licensee deems necessary to carry out its obligations as an FCC licensee, and expressly agrees that its right of preemption shall not be exercised in an arbitrary manner or for the commercial advantage of Licensee or others.

                  Section 2.5. Broadcasting Obligations of Licensee.

                  During the term of this Agreement, except as set forth in Sections 2.1 and 2.4, Licensee will broadcast the Programming in its entirety (including commercials), without interruption, deletion or addition of any kind, except as set forth below:

                  Licensee may temporarily refrain from broadcasting the Programming between the hours of 12:30 a.m. and 5:30 a.m. (or at such other time in the event that weather conditions or contractual arrangements relating to transmitter sites dealing with the exposure of humans to RF radiation so require) in order to perform normal, customary and routine maintenance on the Stations' transmitting facilities; provided that Licensee shall provide written notice to Time Broker of its intent to refrain from broadcasting the Programming at least forty-eight (48) hours


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in advance, except when an emergency requires such suspension, and provided further that Licensee shall use its best efforts to minimize the frequency and duration of such interruptions:

                           (a) Licensee may temporarily cease broadcasting the Programming as a result of a natural disaster, act of public enemy, act of God or other event beyond Licensee's control; provided that in any such case, Licensee will act expediently and use its best efforts to resume the broadcast of the Programming as quickly as the applicable circumstances will allow; and

                           (b) Licensee may temporarily refrain from broadcasting the Programming on the Stations as a result of a technical problem with the Stations' transmitting equipment which is beyond Licensee's control and which is not directly or indirectly the result of any act or omission of Licensee or any of its employees or agents; provided that in such case, Licensee will act expediently and use its best efforts to resume the broadcast of the Programming as quickly as the applicable circumstances will allow.

                  Section 2.6. "Payola" and "Plugola".

                  Time Broker agrees that it will not accept any gift, gratuity or other consideration, including, but not limited to, a commission, discount, bonus, material supplies or other merchandise, services or labor (collectively, the "Consideration"), directly or indirectly, from any person or company for the playing of records, the presentation of any programming or the broadcast of any commercial announcement over the Stations unless the payor is identified in the program for which Consideration was provided as having paid for or furnished such Consideration, in accordance with the Communications Act of 1934, as amended (the "Communications Act") and the FCC requirements. It is further understood and agreed that no commercial message, plugs, or undue reference shall be made in programming presented over the Stations to any business venture, profit-making activity or other interest (other than non- commercial announcements for bona fide charities, church activities or other public service activities) unless the payor is identified in the program for which Consideration was provided as having paid for or furnished such Consideration, in accordance with the Communications Act and the FCC requirements. In addition, Time Broker agrees that it will take steps, including the continuation of Licensee's system for periodic execution of affidavits, reasonably designed to assure that it, its employees and agents comply with this Section 2.7.

                  Section 2.7. Advertising and Programming.

                  Beginning with the Commencement Date, Time Broker shall be solely responsible for any expenses incurred in connection with and shall be entitled to all revenue from the sale of advertising or program time on the Stations. Except as otherwise provided herein, Time Broker does not assume any obligation of Licensee under any contract or advertising arrangement entered into by Licensee on or after the Commencement Date. Time Broker will advise Licensee


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of its lowest unit charge for political advertising, and Licensee shall not do anything that would lower Time Broker's lowest unit charge.

                  Section 2.8. Compliance with Laws.

                  At all times during the term of this Agreement, Time Broker and Licensee shall comply in all material respects with all applicable federal, state and local laws, rules and regulations, including the use of FCC-licensed operators where such are required.

                  Section 2.9. Certifications.

                  Pursuant to Section 73.3555(a)(3)(ii) of the FCC's rules, Licensee certifies that it maintains ultimate control over the Stations' facilities, including specifically control over station finances, personnel and programming, and Time Broker certifies that this Agreement complies with the provisions of Sections 73.3555 of the FCC's rules.

                                  ARTICLE III.
                    RESPONSIBILITY FOR EMPLOYEES AND EXPENSES

                  Section 3.1. Time Broker's Employees.

                           (a) Time Broker shall employ and be responsible for the payment of salaries, taxes, insurance and all other costs related to all personnel used in the production of the Programming. Time Broker will not incur any liability on account of Licensee's employees arising and accruing prior to the Commencement Date including, without limitation, any such liability on account of unemployment insurance contributions, termination and severance payments, accrued sick leave or accrued vacation.

                           (b) Time Broker's and Licensee's obligations with regard to the hiring by Time Broker of Licensee's employees at the Stations shall be as set forth in Section 3.2.2 and Section 6.5.1 of the Purchase Agreement, except as provided herein. As of the Commencement Date, Licensee shall terminate all of its employees to whom Time Broker will extend offers of employment, except for those personnel necessary to fulfill Licensee's obligations under the Communications Act, the rules of the FCC and other applicable laws and Non- Continuing Employees (as defined in the Purchase Agreement), if any. Time Broker shall offer employment to such terminated employees of Licensee as provided in Section 6.5.1 of the Purchase Agreement.


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                  Section 3.2. Licensee's Employees.

                  Licensee shall employ and be responsible for the payment of salaries, employment taxes, insurance and all other costs related to the personnel necessary to fulfill its obligations as Licensee and to transmit the Programming. Time Broker shall have no authority and shall not supervise persons in the employ of Licensee after the Commencement Date. Licensee acknowledges that its employees may have access to certain confidential information of Time Broker. Licensee shall, therefore, inform its employees of the confidential nature of such information and require that each such employee keep such information confidential.

                  Section 3.3. Time Broker's Expenses.

                  Time Broker shall pay for all costs associated with the production and delivery of the Programming, including but not limited to (i) all ASCAP, BMI, SESAC and other copyright fees, (ii) any expenses incurred in connection with its sale of advertising time hereunder (including without limitation sales commissions) in connection with the Programming, (iii) the salaries, employment taxes, insurance and related costs for all personnel used in the production of the Programming and all sales personnel (including salespeople, traffic personnel, and programming staff), and (iv) maintenance, repairs and capital expense (to the extent Licensee is not covered by insurance) of the Stations' studio equipment; provided however, that if this Agreement is terminated other than through closing of the Purchase Agreement, Time Broker will be reimbursed for any capital expenditures made during the term of this Agreement.

                  Section 3.4. Operating Expenses.

                  Except as provided in Section 3.3, Licensee shall be responsible for the payment when due of all fees and expenses relating to operation and maintenance of the Stations to the extent necessary for Licensee to maintain the licensed transmitting capability of the Stations and to fulfill its obligations as an FCC Licensee, including, without limitation, salaries, benefits and similar expenses for Licensee's employees, Licensee's federal, state and local taxes, rent, utilities (excluding telephone), maintenance and repairs at the Stations' transmitter and studio sites, any capital expense at the Stations' transmitter and studio sites, insurance on the Stations' equipment, insurance deductibles on claims on the Stations' equipment, and ad valorem property taxes.

                  Section 3.5. Time Broker's Insurance.

                  At all times while this Agreement remains in effect, Time Broker shall maintain Broadcaster's Liability Insurance with coverage of at least One Million Dollars ($1,000,000.00) per occurrence, Workers Compensation insurance and Commercial General Liability insurance with a combined single limit amount of Five Million Dollars ($5,000,000.00) with insurance companies that have a Best rating of A or better. Time Broker shall deliver certificates of


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insurance periodically to Licensee evidencing that such insurance remains in effect and such policies shall name Licensee as an additional insured.

                                   ARTICLE IV.
                   ASSIGNMENT OF CERTAIN AGREEMENTS AND RIGHTS

                  Section 4.1. Assignment.

                  On the Commencement Date, Licensee shall assign to Time Broker title to all vehicles that are part of the Property (as defined in the Purchase Agreement) and all Time Sales Agreements, Trade Agreements and Barter Agreements (as such agreements are defined in the Purchase Agreement), together with those contracts and other agreements identified on Schedule 4.1 (collectively, the "Contracts"). Time Broker shall, on and as of the Commencement Date, assume and become fully liable and responsible for all liabilities and obligations of Licensee accruing after the Commencement Date under the Contracts. Except as set forth in the Purchase Agreement, Licensee has provided Time Broker with true and complete copies, including amendments, of the Contracts. The Contracts are freely assignable, or, if consent of the other contracting party to the assignment is required, Licensee shall use its reasonable best efforts to obtain such consent as promptly as practicable; provided that CBS shall not be obligated to pay money to any other contracting party to obtain any such consent, other than reasonable expenses of the party for any legal documentation related to the assignment of the Contract in question. If Licensee is unable to obtain any consent necessary to permit the valid assignment of a Contract, Licensee shall act as Time Broker's agent in connection with such Contract and the parties shall cooperate to cause Time Broker to receive the benefit of the Contract in exchange for performance by Time Broker of all of Licensee's obligations under such Contract (including but not limited to the payment to Licensee of all amounts due under the Contract on or after the Commencement Date for services provided by Licensee).

                  Section 4.2. Proration.

                  All expenses and income arising under the Contracts shall be prorated between Licensee and Time Broker as of the Commencement Date in a manner such that the costs and benefits thereunder through the date before the Commencement Date shall be for the account of Licensee and, thereafter, during the term of this Agreement, for the account of Time Broker. Such proration shall include an adjustment to the extent that the excess of the value of unfulfilled obligations under Trade Agreements and Barter Agreements (as defined in the Purchase Agreement), including any "time bank" provisions thereof, over the value of consideration to be received by the Stations (in each case determined as of the Commencement Date) (the "Net Negative Trade Balance") exceeds One Hundred Thousand Dollars ($100,000.00). The total value of all unfulfilled obligations in respect of Trade Agreements and Barter Agreements to be assumed by Entercom, whether or not the Stations have received consideration therefor, shall not be in excess of Five Hundred Thousand Dollars ($500,000.00) as of the Closing Date. It is agreed and understood that the proration required hereby shall include an adjustment for any


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accrued but unpaid vacation of Licensee's employees that are hired by Time
Broker pursuant to the provisions of Section 3.1(b) hereof. It is further agreed and understood that such proration shall not include an adjustment for any termination or severance payments or benefits obligations that Licensee is required to pay as a result of the termination of its employees pursuant to
Section 3.1(b) or any sick leave or other similar benefit, and that Time Broker shall not be responsible for any such termination or severance payments or benefits obligations except for those incurred on account of employees hired by Time Broker on or after the Commencement Date pursuant to Time Broker's severance policy, if any, after the Commencement Date. Such prorations shall be completed and any necessary payments on account of such prorations paid within sixty (60) days of the Commencement Date. If any disagreement with respect to the proration of such income and expenses cannot be resolved by the parties, Licensee and Time Broker will select a certified public accountant knowledgeable in the broadcast industry to resolve the dispute. The parties will use their best efforts in good faith to cause to occur as expeditiously as possible the appointment of the certified public accountant, and once appointed, the resolution of the dispute. The resolution of such accountant shall be binding on the parties and subject to judicial enforcement. Payment of the cost of the accountant shall be shared equally between Time Broker and Licensee.

                  Section 4.3. Accounts Receivable.

                  All cash accounts receivable for broadcasts on the Stations which occur prior to the Commencement Date (the "Accounts Receivable") shall belong to Licensee and for broadcasts which occur thereafter shall belong to Time Broker. Within ten (10) days following the Commencement Date, Licensee shall deliver to Time Broker a schedule of Cash Accounts Receivable for the Stations as of the Commencement Date (the "Schedule of Accounts Receivable"). Time Broker agrees to collect for Licensee its Accounts Receivable as shown on the Schedule of Accounts Receivable delivered by Licensee for a period of one hundred fifty (150) days following the Commencement Date. Licensee will provide Time Broker a power of attorney or other required authorization for the limited purpose of allowing Time Broker to endorse and deposit checks and other instruments received in payment of such Accounts Receivable. All payments received by Time Broker from any customer whose name appears in the Schedule of Accounts Receivable and who is also a customer of Time Broker shall be credited as payment of the account or invoice designated by such customer. In the absence of any such designation by the customer, payments shall be first credited to the oldest invoice which is not disputed by said customer. Time Broker shall keep accurate records of the payment received by it on such Accounts Receivable and Licensee shall have access at reasonable times to Time Broker's records to verify such status of the Accounts Receivable. Time Broker shall remit to Licensee on a weekly basis, one week in arrears, amounts previously collected by Time Broker on such Accounts Receivable, along with a written accounting of same, including without limitation, to the extent Licensee's traffic and billing system can produce same, a detailed open Accounts Receivable report reflecting payments remitted therewith. Any Accounts Receivable that have not been collected within such one hundred fifty (150) day period shall be returned to Licensee, together with all records in connection therewith, including without limitation, to the


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extent Licensee's traffic and billing system can produce same, a detailed open
Accounts Receivable report reflecting payments remitted therewith, whereupon Licensee may pursue collection thereof in such manner as it, in its sole discretion, may determine. Time Broker shall not have the right to compromise, settle or adjust the amounts of any such Accounts Receivable without Licensee's prior written consent. Except to remit collected Accounts Receivable in accordance herewith, Time Broker shall have no liability or obligation to Licensee with respect to the collection of its accounts and shall not be obligated to take any action to collect such accounts.

                                   ARTICLE V.
                              OPERATION OF STATION

                  Notwithstanding any provision of this Agreement to the contrary, Licensee shall retain full authority and power with respect to the management and operation of the Stations during the term of this Agreement. The parties agree and acknowledge that Licensee's continued control of the Stations and their premises is an essential element of the continuing validity and legality of this Agreement. Accordingly, Licensee shall employ the General Manager of the Stations and such other personnel as Licensee determines may be necessary to fulfill its obligations as a licensee under the Communications Act and its obligations in accordance with Section 3.2 hereof. Licensee shall retain full authority and control over the policies, programming and operations of the Stations, including, without limitation, the decision whether to preempt Programming in accordance with Section 2.4 hereof. Licensee shall have ultimate responsibility to effectuate compliance with the Communications Act and with FCC rules, regulations and policies. In no event shall Time Broker or its employees represent, depict, describe or portray Time Broker as the licensee of the Stations.

                                   ARTICLE VI.
                                GRANT OF LICENSES

                  Section 6.1. License to Use Stations Facilities.

                  Effective as of the Commencement Date, Licensee grants Time Broker a license to access and use all of the Stations' studio and office space and other facilities ("Stations Facilities") and all equipment and furnishings contained therein ("Stations Equipment") in the production and broadcasting of the Programming and sales and administration relating thereto, in accordance with the terms set forth in this Section 6 (the "Time Broker License"). The Time Broker License shall have a term coterminous with this Agreement. Time Broker shall not remove from the Stations Facilities or modify any Stations Equipment in the Stations Facilities owned by or leased or licensed to Licensee without Licensee's prior written consent, such consent not to be unreasonably withheld. Licensee shall not license the use of the Stations Facilities to any other party during the term of the Time Broker License; and Time Broker's use of the Stations Facilities shall be exclusive except for Licensee's right to use such facilities as it deems appropriate in connection with the satisfaction of its obligations as the Licensee of the


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Stations, including the use of such facilities and adequate office space for the employees of Licensee that are required for Licensee to comply with its obligations under Section 3.2 and 5 hereof. Time Broker shall use due care in the use of any property of Licensee. Time Broker shall indemnify Licensee for any damage (normal wear and tear excepted) to Licensee's property caused by Time Broker or any employee, contractor, agent or guest of Time Broker.

                  Section 6.2. License of Intellectual Property.

                  Effective as of the Commencement Date, Licensee licenses to Time Broker the exclusive right to use (or, to the extent Licensee does not hold exclusive rights, the non-exclusive right to use) all intellectual property owned by or licensed to Licensee and used solely in the operation of the Stations (including, but not limited to, logos, jingles, promotional materials, call signs and goodwill) (the "IP License"). In the event of termination of this Agreement, the IP License shall terminate; provided, however, that Licensee shall own all trademarks, service marks, trade names, characters, formats, jingles, promotional materials, logos and positioning statements which Time Broker develops for the Programming during the term of this Agreement.

                                  ARTICLE VII.
                                 INDEMNIFICATION

                  Section 7.1. Indemnification Rights.

                  Each party will indemnify and hold harmless the other party, and the directors, officers, partners, employees, agents and affiliates of such other party, from and against any and all liability, including without limitation reasonable attorneys' fees arising out of or incident to (i) any breach by such party of a representation, warranty or covenant made herein, (ii) the programming produced or furnished by such party hereunder, or (iii) the conduct of such party, its employees, contractors or agents (including negligence) in performing its or their obligations hereunder. Without limiting the generality of the foregoing, each party will indemnify and hold harmless the other party, and the directors, officers, partners, employees, agents and affiliates of such other party, from and against any and all liability for libel, slander, infringement of trademarks, trade names, or program titles, violation of rights of privacy, and infringement of copyrights and proprietary rights resulting from the programming produced or furnished by it hereunder. The parties' indemnification obligations hereunder shall survive any termination or expiration of this Agreement.

                  Section 7.2. Procedures.

                  If any party has a claim for indemnification hereunder (such party, an "Indemnitee") arising out of any claim or liability which is asserted or threatened against it, or any action, suit or proceeding is commenced by any third party against any Indemnitee which might result in any indemnification obligations hereunder on behalf of any other party (such other party, an "Indemnitor"), such Indemnitee shall, within twenty (20) business days from the receipt of same, give written notice thereof to each such Indemnitor together with a brief statement of the basis of the claim and a copy of any complaint or other documents relating to such claim, provided, however, that failure to give such notice within such twenty (20) business day period shall not affect the liability of Indemnitor hereunder unless the failure to give such notice within such period materially and adversely affects Indemnitor's ability to defend against the claim giving rise to Indemnitee's claim for indemnification or to cure the default giving rise to such claim. Within twenty (20) days from receipt of such notice, the Indemnitor shall give the Indemnitee written notice as to whether the Indemnitor elects to contest any such claim or liability; provided, however, that during the interim, the Indemnitee shall be entitled to take reasonable action (which shall not include settlement) with respect to such claim which it deems necessary to protect against further damage or default with respect thereto. If an Indemnitor elects to contest any such claim or liability, it shall be at the cost and expense of the Indemnitor and using professionals chosen by the Indemnitor. The Indemnitee may participate in the defense of any claim or liability that an Indemnitor has elected to contest, but such participation shall be at its own expense. If the Indemnitor does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Indemnitee with respect to such claim.

                                  ARTICLE VIII.
                                     DEFAULT

                  Section 8.1. Time Broker Events of Default.

                  The occurrence of any of the following, after the expiration of the applicable cure periods, if any, will be deemed to be an Event of Default by Time Broker under this Agreement: (a) Time Broker's failure to timely pay any of the Monthly Payment provided for in Section 1.2 or other payments required hereunder; (b) except as otherwise provided for in this Agreement, the failure of Time Broker to supply the Programming; (c) any termination of this Agreement by Time Broker other than as permitted in Section 9.1; or (d) the occurrence of any of the following which arises out of, relates to or is attributable to the acts or omissions of Time Broker:

                           (i) the issuance by the FCC of a Show Cause Order designating any of the Stations' FCC authorizations for revocation;

                           (ii) the issuance by the FCC of an order designating for an evidentiary hearing the Stations' applications for renewal of the FCC authorizations;

                           (iii) the issuance by the FCC of an order designating for an evidentiary hearing an application for the assignment of the Stations' FCC authorizations to Time Broker;

                           (iv) breach of any covenant of Time Broker which would reasonably be expected to lead or to the revocation or non-renewal of the FCC authorizations of any of the Stations; or

                           (v) a continuing, uncured material breach of any covenant of Time Broker.

         Section 8.2. Licensee's Events of Default.

         The occurrence of any of the following, after the expiration of the applicable cure periods, if any, will be deemed to be an Event of Default by Licensee under this Agreement: (a) except as otherwise provided for in this Agreement, the failure of Licensee to broadcast the Programming; (b) any termination of this Agreement by Licensee other than as permitted in Section 9.1; (c) the issuance by the FCC of an order designating for an evidentiary hearing an application for the assignment of the Stations' FCC authorizations to Time Broker which arises out of, relates to or is attributable to the acts or omissions of Licensee but excluding issues which are based upon Time Broker's conduct hereunder for which Licensee may be held responsible; or (d) a continuing, uncured material breach of any covenant of the Licensee.

         Section 8.3. Cure Periods.

         The cure periods before any event listed in Sections 8.1 or 8.2 shall become an Event of Default are as follows:

                           (a) Payment by Time Broker. The Monthly Payment or other payments required hereunder to be paid to Licensee must be received by Licensee within five (5) days after Licensee gives written notice of non-payment to Time Broker.

                           (b) Certain Matters. There shall be no cure period for (i) the matters relating to the FCC set forth in Sections 8.1(d) or 8.2(c) hereof, (ii) a termination by Time Broker described in Section 8.1(c); or (iii) a termination by Licensee described in Section 8.2(b) hereof.

                           (c) Programs and Broadcast Matters. With respect to Time Broker's failure to provide the Programming referred to in Section 8.1(b) hereof or Licensee's failure to broadcast the Programming referred to in Section 8.2(a) hereof, the period allowed for cure shall be three business days from the giving of written notice of such failure to the defaulting party by the non-defaulting party.

                           (d) Other Matters. With respect to all matters capable of being cured other than those described in Sections 8.3(a), 8.3(b) or 8.3(c) above, the cure period shall be ten (10) days after written notice to the defaulting party is given by the non-defaulting party or, with respect to matters that through the exercise of reasonable diligence cannot be cured within such ten (10) day period, such longer period not to exceed ninety (90) days as is reasonably necessary to effect such cure through the exercise of reasonable diligence.

                  Section 8.4. Other Defaults.

                  For any other breach of a representation, warranty or covenant made herein that is not listed in Sections 8.1 or 8.2, a party's sole remedy shall be indemnification pursuant to Article VII hereof.

                                   ARTICLE IX.
                                   TERMINATION

                  This Agreement shall automatically terminate upon the expiration of the term of this Agreement as set forth in Section 1.3. In addition, this Agreement shall terminate as provided below.

                  Section 9.1. Termination Upon Default.

                  In addition to other remedies available at law or equity, this Agreement may be terminated by either Licensee or Time Broker by written notice to the other, specifying an effective date of termination which is not less than seven (7) days nor more than ninety (90) days from the date such notice is given, if the party seeking to terminate is not then in material default or breach hereof, upon an uncured Event of Default. In the event that the non-defaulting party does not exercise such right of termination by giving such written notice within sixty (60) days of the occurrence of an uncured Event of Default, then the Event of Default giving rise to such right of termination shall be deemed waived and the Agreement shall continue in full force and effect.

                  Section 9.2. Termination Upon Change in FCC Rules.

                  In addition to other remedies available at law or equity, this Agreement may be terminated by either Licensee or Time Broker by written notice to the other, specifying an effective date of termination which is not less than seven (7) days nor more than thirty (30) days from the date such notice is given, in the event of a change in FCC rules, policies, or precedent that would cause this Agreement to be in violation thereof and such change is final, in effect, and has not been stayed, and the parties have been unable, after negotiating in good faith for at least thirty (30) days, to modify this Agreement to comply with the change in FCC rules, policies, or precedent.

                  Section 9.3. Certain Matters Upon Termination.

                           (a) Upon any termination of this Agreement, Licensee shall have no further obligation to provide to Time Broker any broadcast time or broadcast transmission facilities and Time Broker shall have no further obligations to make any payments to Licensee under Section 1.2 hereof. Upon any termination, Time Broker shall be responsible for all debts and obligations of Time Broker to third parties based upon the purchase of air time and use of Licensee's transmission facilities including, without limitation, accounts payable, barter agreements and unaired advertisements, but not for Licensee's federal, state and local income and business franchise tax liabilities or taxes levied upon Licensee's personal property. Notwithstanding anything herein to the contrary, to the extent that any invoice, bill or statement submitted to Licensee after the termination of this Agreement or any payment made by Time Broker prior to the termination of this Agreement relates to expenses incurred in operating the Stations, for periods both before and after the termination of this Agreement, such expenses shall be prorated between Licensee and Time Broker in accordance with the principle that Time Broker shall be responsible for expenses allocable to the period prior to the termination of this Agreement and Licensee shall be responsible for expenses allocable to the period on and after the termination of this Agreement. Such proration shall include an adjustment for Time Broker's Trade Agreements only to the extent that Time Broker's Net Negative Trade Balance exceeds One Hundred Thousand Dollars ($100,000.00). Each party agrees to reimburse the other party for expenses paid by the other party to the extent appropriate to implement the proration of expenses pursuant to the preceding sentence.

                           (b) If this Agreement terminates other than as a result of the Closing (as defined in the Purchase Agreement), Time Broker shall (i) assign to Licensee and Licensee shall assume all Contracts (including those employment contracts assumed by Time Broker pursuant to this Agreement) and all renewals, replacements or other contracts entered in the ordinary course of business relating to the Stations between the Commencement Date and the date of termination of this Agreement ("Supplemental Contracts") in effect on the date of such termination or expiration; (ii) assign to Licensee title to vehicles assigned to Time Broker under Section 4.1; and (iii) be responsible for only those obligations under the Contracts and Supplemental Contracts arising on or after the Commencement Date and prior to the termination of this Agreement.

                           (c) Notwithstanding anything in Section 7.1 to the contrary, no expiration or termination of this Agreement shall terminate the obligation of each party to indemnify the other for claims under Section 7 hereof or limit or impair any party's rights to receive payments due and owing hereunder on or before the date of such termination.

                                   ARTICLE X.
                                    REMEDIES

                  In addition to a party's rights of termination hereunder (and in addition to any other remedies available to it or provided under law), in the event of an uncured Event of Default with respect to either party, the other may seek specific performance of this Agreement, in which case the defaulting party shall waive the defense in any such suit that the other party has an adequate remedy at law and interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy hereunder, and agrees that the other party shall have the right to obtain specific performance of the defaulting party without being required to prove actual damages, post bond, or furnish other security.

                                   ARTICLE XI.
              CERTAIN REPRESENTATIONS AND WARRANTIES OF THE PARTIES

                  Section 11.1. Representations and Warranties of Time Broker.

                  Time Broker hereby represents and warrants to Licensee as follows:

                           11.1.1. Corporate Organization. Time Broker is a
corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business in the Commonwealth of Massachusetts and has full power and authority to conduct its business as currently conducted.

                           11.1.2. Authorization; Enforceability. This Agreement
has been duly executed and delivered by Time Broker, and is valid, binding and enforceable against Time Broker in accordance with its terms. Time Broker has full right, power, authority and legal capacity to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery and performance of this Agreement and the consummation of the transactions provided for hereby have been duly authorized by all necessary action on the part of Time Broker, and no other organizational or other proceedings on the part of Time Broker are necessary to authorize the execution or delivery of this Agreement or the transactions contemplated hereby.

                           11.1.3. No Consent. Except to the extent any of the
Contracts require consent to assignment, no consent of any other party and no consent, license, approval or authorization of, or exemption by, or filing, restriction or declaration with, any governmental authority, bureau, agency or regulatory authority, other than the filing of this Agreement with the FCC and the expiration or early termination of any applicable waiting period under the HSR Act, if applicable, is required in connection with the execution, delivery or performance of this Agreement by Time Broker or will effect the validity or performance of this Agreement.

                           11.1.4. No Breach. Neither the execution or delivery
of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in the breach of any term, condition or provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Time Broker pursuant to the organizational documents of Time Broker, any agreement or other instrument to which Time Broker is a party or by which any part of its property is bound, or violate any law, regulation, judgment or order binding upon Time Broker.

                           11.1.5. Actions and Proceedings. There is no judgment
outstanding and no litigation, claim, investigation or proceeding pending against Time Broker or, to the knowledge of Time Broker, threatened before any court or governmental agency to restrain or prohibit, or to obtain damages, or other relief in connection with, this Agreement, the Purchase Agreement or the consummation of the transactions contemplated hereby or thereby or that might adversely affect Time Broker's performance under this Agreement.

                           11.1.6. Qualifications. Time Broker is qualified in
accordance with the Communications Act of 1934, as amended, and the rules and policies of the FCC to enter into this Agreement and provide programming on the Stations in accordance with its terms. Between the date hereof and the termination of this Agreement, either by the Closing of the Purchase Agreement or the earlier termination in accordance with Article 9 hereof, Time Broker will not take any action that Time Broker knows, or has reason to believe, would disqualify it from providing programming on the Stations pursuant to this Agreement.

                  Section 11.2. Representations, Warranties and Covenants of Operator and CRLI.

                  Operator and CRLI hereby represent, warrant and covenant to Time Broker as follows:


                           11.2.1. Corporate Organization. Operator is a
corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business in the Commonwealth of Massachusetts and has full power and authority to conduct its business as currently conducted. CRLI is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business in the Commonwealth of Massachusetts and has full power and authority to conduct its business as currently conducted.

                           11.2.2. Authorization; Enforceability. This Agreement
has been duly executed and delivered by each of Operator and CRLI, and is valid, binding and enforceable against each of them in accordance with its terms. Each of Operator and CRLI has full right, power, authority and legal capacity to enter into and perform its obligations under this

Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions provided for hereby have been duly authorized by all necessary action on the part of each of Operator and CRLI, and no other organizational or other proceedings on the part of Operator or CRLI are necessary to authorize the execution or delivery of this Agreement or the transactions contemplated hereby.

                           11.2.3. No Consent. Except to the extent any of the
Contracts require consent to assignment, no consent, license, approval or authorization of or exemption by, or filing, restriction or declaration with, any governmental authority, bureau, agency or regulatory authority, other than the filing of this Agreement with the FCC and the expiration or early termination of any applicable waiting period under the HSR Act, if applicable, is required in connection with the execution, delivery or performance of this Agreement or will affect the validity or enforceability of this Agreement.

                           11.2.4. No Breach. Except to the extent any of the
Contracts require consent to assignment, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in the breach of any term, condition or provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Operator or CRLI pursuant to the organizational documents of Operator or CRLI, any agreement or other instrument to which Operator or CRLI is a party or by which any part of their property is bound, or violate any law, regulation, judgment or order binding upon Operator or CRLI.

                           11.2.5. Actions and Proceedings. There is no judgment
outstanding and no litigation, claim, investigation or proceeding pending against Operator or CRLI or, to the knowledge of Operator or CRLI, threatened before any court or governmental agency to restrain or prohibit, or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                           11.2.6. Maintenance of Current Operations. The
Stations' transmission equipment shall be maintained by Operator and CRLI in a condition consistent with good engineering practices and in compliance in all material respects with the Communications Act and all other applicable rules, regulations and technical standards of the FCC.

                           11.2.7. Other Agreements. During the term of this
Agreement, Operator and CRLI will not enter into any other time brokerage, program provision, local management or similar agreement with any third party with respect to the Stations.

                                  ARTICLE XII.
                                  MISCELLANEOUS


                  Section 12.1. Modification and Waiver.

                  No modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing signed by the party against whom the waiver is sought to be enforced, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given.


                  Section 12.2. No Waiver; Remedies Cumulative.

                  No failure or delay on the part of Licensee or Time Broker in exercising any right or power hereunder shall operate as a waiver thereof, nor any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, shall preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Licensee and Time Broker herein provided are cumulative and are not exclusive of any rights or remedies which they may otherwise have.

                  Section 12.3. Construction.

                  This Agreement shall be construed in accordance with the laws of the State of New York without reference to conflict of laws principles, and the obligations of the parties hereto are subject to all federal, state or municipal laws or regulations now or hereafter in force and to the regulations of the FCC and all other governmental bodies or authorities presently or hereafter duly constituted. The parties hereto expressly waive and agree to waive any right to a jury trial in any controversy or claim arising out of or relating to this Agreement.

                  Section 12.4. Headings.

                  The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

                  Section 12.5. Successors and Assigns.

                  Any party may assign all or any part of this Agreement or the rights and obligations hereunder to a person or entity controlling, controlled by or under common control with such party, provided that any such assignment shall not relieve such party of its obligations hereunder. Except as otherwise provided herein, this Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

                  Section 12.6. Force Majeure.

                  The parties acknowledge and agree that a party will not be liable for any failure to timely perform any of its obligations under this Agreement if such failure is due, in whole or in part, directly or indirectly, to accidents, fires, floods, governmental actions, war, civil disturbances, other causes beyond such party's control or any other occurrence which would generally be considered an event of force majeure.

                  Section 12.7. Broker.

                  The parties agree to indemnify and hold each other harmless against any claims from any broker or finder based upon any agreement, arrangement, or understanding alleged to have been made by the indemnifying party.

                  Section 12.8. Counterpart Signatures.

                  This Agreement may be signed in one or more counterparts.

                  Section 12.9. Notices.

                  Any notice, report, demand, waiver or consent required or permitted hereunder shall be in writing and shall be given by hand delivery, by prepaid registered or certified mail, with return receipt requested, by an established national overnight courier providing proof of delivery for next business day delivery or by telecopy addressed as follows:

                  If the notice is to Time Broker:
                           Entercom Communications Corp.
                           401 City Avenue, Suite 409
                           Bala Cynwyd, PA 19004
                           Attention: Mr. Joseph M. Field, President
                           Telecopier Number: 610-660-5641

                  With a copy to:
                           John C. Donlevie, Esq.
                           General Counsel
                           Entercom Communications Corp.
                           401 City Avenue, Suite 409
                           Bala Cynwyd, PA 19004
                           Telecopier Number: 610-660-5620
                           and

                           Latham & Watkins
                           1001 Pennsylvania Avenue, N.W.
                           Suite 1300
                           Washington, D.C. 20004
                           Attention:  Joseph D. Sullivan, Esq.
                           Telecopier Number: 202-637-2201

                  If the notice is to Licensee:
                           CBS Radio
                           40 West 57th Street
                           14th Floor
                           New York, NY  10019
                           Attention: Mr. Mel Karmazin
                           Telecopier Number: 212-314-9229

                  With copies to:
                           General Counsel
                           CBS Corporation
                           51 West 52nd Street
                           New York, NY  10019-6188
                           Telecopier Number: 212-975-2185

                           and

                           Leventhal Senter & Lerman, P.L.L.C.
                           2000 K Street, N.W.
                           Suite 600
                           Washington, D.C.  20006
                           Attention:  Steven A. Lerman, Esq.
                           Telecopier Number: 202-293-7783

The date of any such notice and service thereof shall be deemed to be: (i) the day of delivery if hand delivered or delivered by overnight courier; (ii) the day of delivery as indicated on the return receipt if dispatched by mail; or
(iii) the date of telecopy transmission as indicated on the telecopier transmission report provided that any telecopy transmission shall not be effective unless a paper copy is sent by overnight courier on the date of the telecopy transmission. Either party may change its address for the purpose of notice by giving notice of such change in accordance with the provisions of this Section.

                  Section 12.10. Entire Agreement.

                  This Agreement, the letter agreements between the parties dated of even date herewith and the Purchase Agreement (including all attachments, exhibits and schedules) embody the entire agreement between the parties and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof.

                  Section 12.11. Severability.

                  Except as expressly set forth in Section 12.15, if any provision contained in this Agreement is held to be invalid, illegal or unenforceable in any respect by any court or other authority, then such provision shall be deemed limited to the extent that such court or other authority deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court or other authority shall deem any such provision wholly unenforceable, this shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had not been contained herein.

                  Section 12.12. No Joint Venture.

                  The parties agree that nothing herein shall constitute a joint venture between them. The parties acknowledge that call letters, trademarks and other intellectual property shall at all times remain the property of the respective parties and that neither party shall obtain any ownership interest in the other party's intellectual property by virtue of this Agreement (subject to the IP License set forth in Section 6.2).

                  Section 12.13. Damage to Stations.

                  In the event of damage or destruction to the Stations (other than damage or destruction caused by Time Broker), Licensee shall proceed to repair, replace or restore the Stations to its former condition as promptly as is commercially reasonable.

                  Section 12.14. Noninterference.

                  During the term of this Agreement, neither Licensee nor any of their employees shall take any actions that might impair the operations of Time Broker conducted hereunder, except to the extent expressly contemplated by this Agreement or as otherwise required by law.

                  Section 12.15. Regulatory Changes.

                  In the event of any order or decree of an administrative agency or court of competent jurisdiction, including without limitation any material change or clarification in FCC rules, policies, or precedent, that would cause this Agreement to be invalid or violate any applicable law, and such order or decree has become effective and has not been stayed, the parties will use their respective best efforts and negotiate in good faith to modify this Agreement to the minimum extent necessary so as to comply with such order or decree without material economic detriment to either party, and this Agreement, as so modified, shall then continue in full force and effect. In the event that the parties are unable to agree upon a modification of this Agreement so as to cause it to comply with such order or decree without material economic detriment to either party, then this Agreement shall be terminated.

                  Section 12.16. Attorneys' Fees.

                  In the event of a dispute between or among the parties hereto arising out of or related to this Agreement or the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and expenses from the other party.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                            CBS RADIO, INC.


                            By:_____________________
                            Title:__________________


                           CBS RADIO LICENSE, INC.


                           By:______________________
                           Title:_____________________


                          ENTERCOM COMMUNICATIONS CORP.


                          By:_______________________
                          Title:______________________

                                  SCHEDULE 1.1
                                   PROGRAMMING

                  The Programming shall consist of one hundred sixty-four (164) hours per week on the Stations in an entertainment format to be chosen by Time Broker, subject to Section 2 of this Agreement. The Programming shall include
(a) news and weather information; (b) public service announcements (including, at Licensee's directive from time to time, a reasonable number of public service announcements of local interest supplied by Licensee or produced by Time Broker under Licensee's supervision); (c) an announcement in form sufficient to meet the station identification requirements of the FCC at the beginning of each hour; (d) an announcement at the beginning of each segment of Programming to indicate that program time has been purchased by Time Broker; and (e) any other announcement that may be required by applicable law or regulation (including but not limited to EAS tests). Time Broker shall maintain and deliver to Licensee copies of all operating and programming information including without limitation information concerning portions of the Programming that are responsive to issues of public importance identified to Time Broker by Licensee, EAS announcements, and station operating logs, necessary for Licensee to maintain its FCC Public File, and all other records required to be kept by FCC rule or policy. Time Broker shall have the sole and exclusive right to sell advertising to be included in the Programming and shall be entitled to retain all the revenues derived from the sale thereof, provided, however, that Licensee shall be entitled to sell such time as it deems necessary to comply with the political advertising rules of the FCC in the event the Programming does not comply with such rules.

                  Notwithstanding any other provision of this Agreement, Time Broker recognizes that Licensee has certain obligations to broadcast programming to meet the needs and interests of the community of license for the Stations. Licensee shall have the right to air specific programming on issues of local importance to the community. Nothing in this Agreement shall abrogate the unrestricted authority of Licensee to discharge its obligations to the public and to comply with the laws, rules and policies of the FCC with respect to meeting the ascertained needs and interests of the public. Accordingly, Licensee may air or cause Time Broker to produce and present under Licensee's supervision for not less than two (2) nor more than four (4) hours per week on the Stations such public affairs programming that responds to the needs and interests of listeners in the Stations' community of license. Such public affairs programming shall be presented between 6:00 a.m. and 9:00 a.m. on Saturdays and/or Sundays or at such other times as the public interest may require. Time Broker will not change the format of the Stations.




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                                  SCHEDULE 1.2
                                  COMPENSATION

                  Beginning on the Commencement Date, for each month during which this Agreement until this Agreement is terminated, Time Broker shall pay a monthly fee equal to One Hundred Fifty Thousand Dollars ($150,000.00) per month (the "Monthly Fee").

                  In the event that the Commencement Date occurs on a day other than the first day of a month, the initial monthly payment made by Time Broker shall be an amount equal to the Monthly Fee as determined above multiplied by a ratio, the numerator of which is the number of days between the Commencement Date and the end of the month in which the Commencement Date occurs and the denominator of which is the number of days in the month in which the Commencement Date occurs; and in the event that the last day of the TBA Payment Period occurs other than on the last day of a month, the Monthly Payment for the month in which such day occurs shall be similarly prorated.


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                                  SCHEDULE 2.1
                          PROGRAMMING POLICY STATEMENT


                  Time Broker agrees to cooperate with Licensee in the broadcasting of programs of the highest possible standard of excellence and for this purpose to observe the following regulations in the preparation, writing and broadcasting of its programs. Further, Time Broker agrees that all material broadcast on the Stations shall comply with all federal, state and local applicable laws, rules and regulations.

                  No Plugola or Payola. The broadcast of any material for
                           which any money, service or other valuable consideration is directly or indirectly paid, or promised to or charged or accepted by, the Time Broker, from any person, shall be prohibited, unless, at the time the same is broadcast, it is announced as paid for or furnished by such person.

                  Political Broadcasting. Within thirty (30) days of the
                           Commencement Date, Time Broker shall provide Licensee with a written political advertising disclosure statement which fully and accurately discloses how the Time Broker sells programming and advertising time and which makes parties purchasing political programming and advertising time fully aware of the lowest unit charge provisions of Section 315 of the Communications Act. In addition, at least thirty (30) days before the start of any primary or election campaign, Time Broker will clear with the Stations' general manager the rate Time Broker will charge for the time to be sold to candidates to make certain that the rate charged is in conformance with the applicable law and station policy.

                  Required Announcements. Time Broker shall broadcast (i)
                           announcements in a form satisfactory to Licensee at the beginning of each hour to identify the Stations and (ii) any other announcements that may be required by law, regulation, or Licensee's station policy.

                  No Illegal Announcements. No announcements, broadcasts
                           or promotions prohibited by federal, state or local law shall be made over the Stations. This prohibition specifically includes, but is not limited to, any and all programming or other broadcast material concerning tobacco or alcohol related products which are unlawful. The airing of any broadcast material concerning contests, lotteries or games must be conducted in accordance with all applicable law, including FCC rules and regulations. Any obscene, indecent, or fraudulent programming is prohibited. All sponsored programming or other broadcast material must be identified in accordance with applicable law, including FCC rules and regulations.


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                  Licensee Discretion Paramount. In accordance with the
                           Licensee's responsibility under the Communications Act and the rules and regulations of the FCC, Licensee reserves the right to reject or terminate any programming (including advertising) proposed to be presented or being presented over the Stations which is in conflict with station policy or which in Licensee's or its general manager's reasonable judgment would not serve the public interest.

                  In any case where questions of policy or interpretation arise, Time Broker should submit the same to Licensee for decision before making any commitments in connection therewith.





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                                  SCHEDULE 4.1
                       TIME SALES AGREEMENTS AND CONTRACTS

                  All Contracts to be assumed by CBS under the Purchase Agreement other than Leases (as defined in the Purchase Agreement) and contracts relating to operation at the transmitter site for the Stations and employment contracts with the Licensee's retained employees under Sections 3.1 and 3.2.




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